UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007

CONVERGENCE ETHANOL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-4846-3	82-0288840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 Lindero Canyon Rd., #2-100 Westlake Village, California	91362
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code:  (818) 735-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

On November 6, 2007, Bott Equipment Company, Inc., a Texas corporation and wholly owned subsidiary of Convergence Ethanol, Inc. (the “Company”), filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code (the “Bott Equipment Bankruptcy Petition”). The Bott Equipment Bankruptcy Petition was filed in the United States Bankruptcy Court in the Southern District of Texas, Case No. 07-37767.  The date jurisdiction was assumed is November 6, 2007. The bankruptcy trustee is Lowell T. Cage and the date of his appointment is November 6, 2007.

In connection with the filing, Bott Equipment Company, Inc. has ceased all business activity and operations. The Company determined that it does not have sufficient resources to continue its operations and has been unable to secure additional financing required to fund its operating activities. The court bankruptcy trustee will be responsible for the wind-up of the business.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 27, 2006, Convergence Ethanol, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GCA Strategic Investment Fund Limited (“GCA”) and executed a Convertible Note dated October 27, 2006, in favor of GCA in the amount of $3,530,000.00 (the “Note”), as reported in the Company’s Current Report on Form 8-K filed on November 17, 2006.  Pursuant to the Purchase Agreement, the Company was required to file a registration statement covering the resale of the securities (the “Registrable Securities”) issuable in connection with the Purchase Agreement no later than December 26, 2006, and to obtain effectiveness of the registration statement no later than January 25, 2007.

As of March 13, 2007, in spite of the Company’s best efforts the Company was unable to file or obtain a registration statement covering the Registrable Securities.  As a result, on March 13, 2007, GCA delivered a notice (the “Notice”) to the Company stating that the Company (i) had breached the registration covenants contained in the Purchase Agreement, (ii) had accrued liquidated damages of no less than $145,906.61, and (iii) was accruing additional liquidated damages of $2,353.33 per day after March 13, 2007, as reported in the Company’s Current Report on Form 8-K filed on March 19, 2007.  The Notice demanded payment of liquidated damages of $145,906.61 and stated that if the Company failed to pay the liquidated damages in accordance with the terms of the Purchase Agreement and the Notice, GCA would issue to the Company a notice of default.

On June 1, the Company received a default and demand notice (the “June Notice”) from GCA.  The June Notice demands payment of (i) the outstanding principal amount owed under the Note of $3,530,000.00, (ii) accrued and unpaid liquidated damages of $334,173.01, (iii) additional liquidated damages of $2,353.33 per day after June 1, 2007, (iv) accrued and unpaid default interest of $225,920.00 pursuant to the Note, and (v) additional default interest of $1,765.00 per day after June 1, 2007.  The June Notice also states that legal proceedings will be instituted against the Company without further notice seeking a judgment against the Company for all outstanding indebtedness and all court costs and that GCA intends to hold the Company liable for reasonable attorneys’ fees, as provided in the Purchase Agreement, unless the Company pays the total amount demanded within ten (10) days of the Company’s receipt of the June Notice.

On October 15, the Company received a default and demand notice (the “October Notice”) from GCA.  The October Notice informed the Company that CGA had posted the Gulfgate Property for foreclosure sale on November 6, 2007, between the hours of 10:00 a.m. and 1:00 p.m.  In spite of the Company’s best efforts the Company was unable to pay all amounts due under the Note prior to the scheduled sale.  As a result, CGA foreclosed on the Gulfgate Property on November 6, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2007	Convergence Ethanol, Inc.

By:	/s/ James A. Latty
James A. Latty Chief Executive Officer